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[KPMG PEAT MARWICK LLP LETTERHEAD]



The Board of Directors
Sterling Bancorp

We consent to the use of our report incorporated herein by reference in the registration statement.

                                                /s/ KPMG Peak Marwick LLP

New York, New York
May 19, 1997



[LOGO] Member Firm of KPMG International